                                                                    EXHIBIT 12.1

                     ADVANCE STORES COMPANY, INCORPORATED
                     SCHEDULE OF EARNINGS TO FIXED CHARGES

                                                               Historical
                                                           ------------------------------------------------------------------------
                                                                                                                     Twenty-eight
                                                                                                                         Weeks
                                                                                                                         Ended
                                                                              Fiscal Year Ended                         July 18,
                                                           ------------------------------------------------------------
                                                               1993     1994        1995         1996           1997       1998
                                                           ------------------------------------------------------------------------
                                                                                         (dollars in thousands)
Income (loss) before income taxes                            $17,754  $36,285     $28,353       $33,947       $35,042     $6,768
                                                           ------------------------------------------------------------------------
Fixed charges:
    Interest expense                                           2,031    3,633       6,327         6,221         7,732     11,821
    Interest portion of rentals                                5,280    7,400      10,395        12,868        16,099     10,425
                                                           ------------------------------------------------------------------------
        Total fixed charges                                    7,311   11,033      16,722        19,089        23,831     22,246
                                                           ------------------------------------------------------------------------

Earnings before income taxes and fixed charges               $25,065  $47,318     $45,075       $53,036       $58,873     29,014
                                                           =======================================================================
Ratio of earnings to fixed charges (2)                          3.43     4.29        2.70          2.78          2.47       1.30
                                                            =======================================================================


                                                 Proforma (1)
                                              -----------------------------
                                                               Twenty-eight
                                                                  Weeks
                                                                  Ended
                                                 Fiscal Yr       July 18,
                                                   1997            1998
                                              -----------------------------
Income (loss) before income taxes                $ 8,417       $ (1,034)
                                               ----------------------------
Fixed charges:
    Interest expense                             $34,357         19,623
    Interest portion of rentals                   16,099         10,425
                                              -----------------------------
      Total fixed charges                         50,456         30,048
                                              -----------------------------

Earnings before income taxes and fixed charges   $58,873       $ 29,014
                                               =============================
Ratio of earnings to fixed charges (2)              1.17             --
                                               =============================

(1) Adjusted to reflect impact of recapitalization of the Parent.
(2) Ratio of earnings to fixed charges has not been computed since earnings were not sufficient to cover fixed changes. The coverage deficiency was $1,034 for the pro forma twenty-eight weeks ended July 18, 1998.